Exhibit 21

LIST OF SUBSIDIARIES

	Name of Subsidiary or Organization	State of Country of Incorporation	Percentage of Voting Securities Owned
1	3291361 Nova Scotia ULC	Canada	100%
2	Al Wasl Marine LLC	Dubai	49%
3	Antilles Marine Service Limited	Trinidad and Tobago	50%
4	Aqua Fleet Limited	Cayman Islands	100%
5	Arabia Shipping Limited	Cayman Islands	100%
6	Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
7	Blue Fleet Limited	Cayman Islands	100%
8	Cajun Acquisitions, LLC	Delaware	100%
9	Chalvoyage (M) Sdn. Bhd.	Malaysia	49%
10	Compania Marítima de Magallanes Limitada	Chile	100%
11	Crimson Fleet Limited	Cayman Islands	100%
12	Divetide Limited	Thailand	49%
13	DTDW Holdings Limited	Cyprus	100%
14	DTDW Marine Services B.V.	Netherlands	100%
15	Equipo Mara, C.A.	Venezuela	19.90%
16	Global Panama Marine Service, Inc	Panama	100%
17	GM Offshore, Inc.	Delaware	100%
18	Gold Fleet Limited	Cayman Islands	100%
19	GOMI Holdings, Inc.	Delaware	100%
20	Gorgon NewCo, LLC	Delware	100%
21	Green Fleet Limited	Cayman Islands	100%
22	Grey Fleet Limited	Cayman Islands	100%
23	Gulf Channel Offshore Servicos LDA	Angola	49%
24	Gulf Fleet Abu Dhabi	Abu Dhabi	49%
25	Gulf Fleet Middle East Limited	Cayman Islands	100%
26	Gulf Fleet N.V.	Netherlands Antilles	100%
27	Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
28	Gulf Offshore Marine International, S. de R.L.	Panama	100%
29	GulfMark Americas, Inc.	Delaware	100%
30	GulfMark AS	Norway	100%
31	GulfMark Asia Pte. Ltd.	Singapore	100%
32	GulfMark Capital, LLC	Delaware	100%
33	GulfMark de Mexico, S. de R.L. de C.V.	Mexico	100%
34	GulfMark Foreign Investments LLC	Delaware	100%
35	GulfMark Guernsey International Limited	Guernsey	100%

	Name of Subsidiary or Organization	State of Country of Incorporation	Percentage of Voting Securities Owned
36	GulfMark Guernsey Limited	Guernsey	100%
37	GulfMark Malaysia Inc.	Malaysia	100%
38	GulfMark Malaysia Sdn. Bhd.	Malaysia	49%
39	GulfMark Malta Ltd.	Malta	100%
40	GulfMark Management, Inc.	Delaware	100%
41	GulfMark Marine Trinidad Limited	Trinidad & Tobago	49%
42	GulfMark Maritime S. de R.L. de C.V.	Mexico	100%
43	GulfMark Norge AS	Norway	100%
44	GulfMark North Sea Limited	United Kingdom	100%
45	GulfMark Oceans, L.P.	Cayman Islands	100%
46	GulfMark Personnel UK Limited	United Kingdom	100%
47	GulfMark Rederi AS	Norway	100%
48	GulfMark Resources, LLC	Delaware	100%
49	GulfMark Servicios de Mexico, S. de R.L. de C.V.	Mexico	49%
50	GulfMark Servicos Maritimos do Brasil Limitada	Brazil	100%
51	GulfMark Shipping, LLC	Delaware	100%
52	GulfMark Thailand, LLC	Delaware	100%
53	GulfMark UK International Limited	United Kingdom	100%
54	GulfMark UK Limited	United Kingdom	100%
55	Hilliard Oil & Gas, Inc.	Nevada	100%
56	Indigo Fleet Limited	Cayman Islands	100%
57	International Maritime Services, Inc	Cayman Islands	100%
58	Jackson Marine Limited	Cayman Islands	100%
59	Java Boat Corporation	Louisiana	100%
60	Java Boat Corporation B.V.	Netherlands	100%
61	JB Holding Company B.V.	Netherlands	100%
62	Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
63	Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
64	Maroon Fleet Limited	Cayman Islands	100%
65	Mashhor Marine Sdn. Bhd.	Brunei	70%
66	Middle East Ships Limited	Cayman Islands	100%
67	Navegadores Servicos de Apoio Maritimo Ltda.	Brazil	100%
68	Naviera Tidex, S. de R.L. de C.V	Mexico	49%
69	Niugini Offshore Services Joint Venture	Papua New Guinea	40%
70	O.I.L. (Nigeria) Limited	Nigeria	82.10%
71	Offshore Labuan Leasing Inc.	Labuan	100%
72	Offshore Marine Inc	Labuan	49%
73	Orange Fleet Limited	Cayman Islands	100%
74	Pacific Tidewater Pty. Ltd.	Australia	100%
75	Pan Marine do Brasil Ltda.	Brazil	100%
76	Pan Marine International Dutch Holdings, L.L.C.	Louisiana	100%
77	Pan Marine International, Inc.	Cayman Islands	100%

	Name of Subsidiary or Organization	State of Country of Incorporation	Percentage of Voting Securities Owned
78	Pental Insurance Co. Ltd.	Bermuda	100%
79	Platinum Fleet Limited	Cayman Islands	100%
80	Point Marine, L.L.C.	Louisiana	100%
81	Purple Fleet Limited	Cayman Islands	100%
82	Quality Shipyards, L.L.C.	Louisiana	100%
83	S.O.P., Inc.	Louisiana	100%
84	Sakhalin Holding, L.L.C.	Russia	100%
85	Sakhalin Offshore Marine, L.L.C.	Russia	100%
86	SEA Maritime Services Pte. Ltd.	Singapore	100%
87	Semaring Logistics (M) Sdn. Bhd.	Malaysia	100%
88	Servicios Costa Afuera de Mexico, S. de R.L. de C.V	Mexico	100%
89	Silver Fleet Limited	Cayman Islands	100%
90	Sonatide Marine Services, Ltd.	Cayman Islands	49%
91	Sonatide Marine, Ltd.	Cayman Islands	100%
92	Southern Ocean Services Pte. Ltd.	Singapore	100%
93	Tide States Vessels, L.L.C.	Louisiana	100%
94	Tide States, L.L.C.	Louisiana	80%
95	Tideflo Marine Services Limited	Nigeria	40%
96	Tidewater (India) Private Limited	India	100%
97	Tidewater Al Rushaid Co. Ltd.	Saudi Arabia	50%
98	Tidewater Assets Limited	Cayman Islands	100%
99	Tidewater Boats Limited	Cayman Islands	100%
100	Tidewater Caribe, C.A.	Venezuela	100%
101	Tidewater Corporate Services, L.L.C	Delaware	100%
102	Tidewater Crewing Limited	Cayman Islands	100%
103	Tidewater Cyprus Limited	Cyprus	100%
104	Tidewater de Mexico, S. de R.L. de C.V.	Mexico	49%
105	Tidewater Dutch Holdings Cooperatief U.A.	Netherlands	100%
106	Tidewater GOM, Inc.	Louisiana	100%
107	Tidewater Hulls Limited	Cayman Islands	100%
108	Tidewater Investment Cooperatief U.A	Netherlands	100%
109	Tidewater Investment SRL	Barbados	100%
110	Tidewater Marine Australia Pty Ltd	Australia	100%
111	Tidewater Marine Charter Services Pte. Ltd.	Singapore	100%
112	Tidewater Marine Fleet, L.L.C.	Louisiana	100%
113	Tidewater Marine Gabon S.A.	Gabon	100%
114	Tidewater Marine Hulls, L.L.C.	Louisiana	100%
115	Tidewater Marine Indonesia Limited	Vanuatu	100%
116	Tidewater Marine International Dutch Holdings, L.L.C.	Louisiana	100%

	Name of Subsidiary or Organization	State of Country of Incorporation	Percentage of Voting Securities Owned
117	Tidewater Marine International Pte. Ltd.	Singapore	100%
118	Tidewater Marine International, Inc.	Cayman Islands	100%
119	Tidewater Marine Kazakhstan, L.L.P.	Kazakhstan	100%
120	Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
121	Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
122	Tidewater Marine Ships, L.L.C.	Louisiana	100%
123	Tidewater Marine Technical Services (Shenzhen) Co., Ltd	China	100%
124	Tidewater Marine U.K. Limited	Cayman Islands	100%
125	Tidewater Marine Vanuatu Limited	Vanuatu	100%
126	Tidewater Marine Vessels, L.L.C.	Louisiana	100%
127	Tidewater Marine West Indies Limited	Bahamas	100%
128	Tidewater Marine Western, L.L.C.	Delaware	100%
129	Tidewater Marine, L.L.C.	Louisiana	100%
130	Tidewater Maritime Limited	Cayman Islands	100%
131	Tidewater Mexico Holding, L.L.C	Delaware	100%
132	Tidewater Offshore Sdn Bhd	Malaysia	49%
133	Tidewater Properties Limited	Cayman Islands	100%
134	Tidewater Ships Limited	Cayman Islands	100%
135	Tidewater Subsea Crewing Limited	Cayman Islands	100%
136	Tidewater Subsea International Limited	Cayman Islands	100%
137	Tidewater Subsea ROV, L.L.C.	Louisiana	100%
138	Tidewater Subsea, L.L.C.	Louisiana	100%
139	Tidewater Support Services Limited	England	100%
140	Tidewater Venture, Inc	Delaware	100%
141	Tidewater Vessels Limited	Cayman Islands	100%
142	Tidex Nigeria Limited	Nigeria	60%
143	Troms Offshore Fleet 1 AS	Norway	100%
144	Troms Offshore Fleet 2 AS	Norway	100%
145	Troms Offshore Fleet 3 AS	Norway	100%
146	Troms Offshore Fleet 4 AS	Norway	100%
147	Troms Offshore Fleet Holding AS	Norway	100%
148	Troms Offshore Management AS	Norway	100%
149	Troms Offshore Marine AS	Norway	100%
150	Troms Offshore Services AS	Norway	100%
151	Troms Offshore Supply AS	Norway	100%
152	Twenty Grand (Brazil), L.L.C	Louisiana	100%
153	Twenty Grand Marine Service, L.L.C.	Louisiana	100%
154	Vermilion Fleet Limited	Cayman Islands	100%
155	Vesselogistics Limited	Cyprus	100%
156	Violet Fleet Limited	Cayman Islands	100%
157	VTG Ships Limited	Cayman Islands	100%
158	VTG Supply Boat Liberia Inc.	Liberia	100%

	Name of Subsidiary or Organization	State of Country of Incorporation	Percentage of Voting Securities Owned
159	Yellow Fleet Limited	Cayman Islands	100%
160	Zapata Gulf Marine International Limited	Cayman Islands	100%
161	Zapata Gulf Marine L.L.C.	Louisiana	100%
162	Zapata Marine Service (Nigeria) Limited	Nigeria	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.